Exhibit 11

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of the Registration Statement of Rom 1-A of our report dated October 16, 2000 relating to the consolidated financial statements of Rentberry, Inc. appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such prospectus.

Bumpers and Company

Wilmington, Delaware

February 2, 2021

(302) 798-3300 | Fax (302) 798-5231 | www.bumpersco.com

1104 Philadelphia Pike • Wilmington, Delaware 19809-2031